Exhibit 10.6

AMENDMENT NO. 11

TO

PACIFICORP

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

PacifiCorp

an Oregon corporation

825 NE Multnomah

Portland, Oregon 97232

The PacifiCorp Supplemental Executive Retirement Plan (the Plan) is amended as follows. This Amendment will not be incorporated into the text of the 1996 Restatement of the Plan.

1.	Eligibility

No new participants will become eligible for the Plan after March 20, 2006. Accordingly, the participants are limited to those who satisfied the conditions for eligibility on or before that date.

2.	Effective Date

The change made by this amendment shall be effective March 20, 2006.

PACIFICORP
By	/s/ Gregory E. Abel

Name of signer: Gregory E. Abel
Date signed: June 2, 2006